Exhibit 99.1

Investor Relations:	Brian P. Callahan, Chief Financial Officer
bcallahan@spheris.com (615) 261-1500

Michele Peden, Director of Communications
mpeden@spheris.com (615) 261-1580
For Immediate Release
August 12, 2008
SPHERIS REPORTS SECOND QUARTER 2008 RESULTS
FRANKLIN, Tenn. (August 12, 2008) — Spheris, a leading global provider of clinical documentation technology and services, today announced results for the three and six month periods ended June 30, 2008.
Financial Highlights—Second Quarter of 2008
Net revenues for the second quarter of 2008 were $47.1 million compared with $50.5 million in the second quarter of 2007. The decrease in net revenues was due primarily to the impact of net lost business and revenue price variance.
Operating income for the second quarter of 2008 was $0.5 million, or 1.1% of net revenues, compared with operating income of $2.5 million, or 4.9% of net revenues, in the second quarter of 2007. The decrease in operating income was due to lower net revenues, as described above, costs associated with the expansion of our global capacity, accelerated technology investments to further develop and enhance our product and service offerings and other service level investments. These variances were partially off-set by operational efficiencies gained through increased utilization of our global production workforce and speech recognition technologies, as well as the realization of certain overhead costs savings.
The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, and other expense or income. Adjusted EBITDA for the second quarter of 2008 was $6.5 million, or 13.7% of net revenues, compared with $8.5 million, or 16.8% of net revenues, in the second quarter of 2007. The decrease in Adjusted EBITDA was primarily due to the impacts of lower net revenues, as well as technology and service investments as described above.
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Spheris Reports Second Quarter 2008 Results

August 12, 2008
Adjusted EBITDA is a non-GAAP financial measure. Please refer to the “Supplemental Financial Information” and related note contained in this press release for further discussion and reconciliation of GAAP financial measures to Adjusted EBITDA.
Financial Highlights—First Six Months of 2008
Net revenues for the six month period ended June 30, 2008 were $96.3 million compared with $102.9 million in the prior year period. The decrease in net revenues was due primarily to the impact of net lost business and revenue price variance.
Operating loss for the six month period ended June 30, 2008 was $0.2 million, or (0.2)% of net revenues, compared with operating income of $4.6 million, or 4.5% of net revenues, in the prior-year period. During the first quarter of 2008, the Company recorded $1.3 million of transaction related expenses relating to a transaction that was not consummated. Excluding these transaction costs, operating income would have been $1.1 million for the six month period ended June 30, 2008. The decrease in operating income was due to lower net revenues as described above, the impact of certain costs associated with training and transitioning our workforce to speech recognition technologies, costs associated with the expansion of our global capacity, accelerated technology investments to further develop and enhance our product and service offerings and other service level investments, as well as the unfavorable impact of foreign currency exchange rates on production costs of our Indian operations during the first quarter of 2008. These variances were partially off-set by operational efficiencies gained through increased utilization of our global production workforce and speech recognition technologies as well as the realization of certain overhead costs savings.
Adjusted EBITDA for the six month period ended June 30, 2008, excluding the $1.3 million of transaction related expenses noted above, was $13.0 million, or 13.5% of net revenues, compared with $16.7 million, or 16.3% of net revenues, in the prior-year period. The decrease in Adjusted EBITDA was primarily due to the impacts of lower net revenues, as well as technology and service investments as described above.
Commenting on the second quarter 2008 results, Steven E. Simpson, president and chief executive officer of Spheris, stated, “While we are pleased with the progress of our ongoing technology development, we are disappointed with our revenue performance for the first half of the year. The lower than expected net revenues further emphasize the importance of our accelerated technology investments to execute on our strategy to be the first to market with a fully-integrated, end-to-end solution for clinical documentation, coupled with superior services. To that end, we will continue to focus our attention on our technology development to drive internal efficiencies throughout our operations and grow the top line.”
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Spheris Reports Second Quarter 2008 Results

August 12, 2008
Balance Sheet Highlights
As of June 30, 2008, the outstanding indebtedness under the Company’s senior secured credit facility was $75 million and the outstanding indebtedness under the Company’s senior subordinated notes was $125 million.
Liquidity Highlights
As of June 30, 2008, Spheris held $7.1 million in unrestricted cash and cash equivalents. During the first six months of 2008, the Company used $1.4 million of cash in operating activities compared with cash generated by operating activities of $8.6 million during the same period in 2007. The decrease in cash from operating activities was attributable to the year over year change in operating performance, timing of wages and benefit payments, and timing of interest payments on our senior secured credit facility.
Investor Conference Call and Webcast
Spheris will host a conference call on August 13, 2008, at 8 a.m. CT. The number to call for this interactive teleconference is (303) 262-2130. Following the conference call, the audio replay will be available for one week by dialing (303) 590-3000 and entering the confirmation number, 11111010#. The live broadcast of Spheris’ quarterly conference call will be available online at www.spheris.com and http://www.videonewswire.com/event.asp?id=49816 on August 13, 2008, at 8 a.m. CT. The online replay will be available shortly after the call and will continue for 30 days.
About Spheris
Spheris is a leading global provider of clinical documentation technology and services to more than 500 health systems, hospitals and group practices throughout the U.S. Spheris offers a highly advanced, Web-based technology platform, available as an independent solution to support in-house departments or blended with Spheris’ outsource services. Spheris employs approximately 5,500 skilled medical language specialists supporting the Company’s clients through a secure network. Using a Follow the SunSM service strategy, customer support is provided 24 hours a day, 365 days a year with an emphasis on verifiable quality, turnaround time and pricing. Spheris’ world-wide corporate headquarters are located in Franklin, Tenn. For more information, please visit www.spheris.com.
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Spheris Reports Second Quarter 2008 Results

August 12, 2008
Forward-Looking Statements
This press release contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties as described in the filings made from time to time by the Company with the Securities and Exchange Commission, including, without limitation, the following: (i) the effect our substantial indebtedness has on our ability to raise additional capital to fund our business, to react to changes in the economy or our business and to fulfill our obligations under our indebtedness, including our ability to meet financial covenants and other conditions of our senior secured credit facility and indenture governing our senior subordinated notes; (ii) our history of losses and accumulated deficit; (iii) our ability to effectively manage our global production capacity, including our ability to recruit, train and retain qualified medical language specialists and maintain high standards of quality service in our operations; (iv) our ability to adapt and integrate new technology into our clinical documentation platforms to improve our production capabilities and expand the breadth of our technology and service offerings; (v) our ability to maintain our competitive position against current and future competitors, including our ability to gain new business with acceptable operating margins and ongoing price pressures related to our technology and services and the healthcare markets in general; (vi) the reluctance of potential customers to outsource or change providers of their clinical documentation technology and services and its impact on our ability to attract new customers and increase revenues; (vii) financial and operational risks inherent in our global operations, including foreign currency exchange rate fluctuations and transfer pricing laws between the United States and India; (viii) our ability to attract, hire or retain technical and managerial personnel necessary to develop and implement technology and services to our customers; (ix) the effect on our business if we incur additional debt and assume contingent liabilities and expenses in connection with future acquisitions or if we cannot effectively integrate newly acquired operations; and (x) our ability to adequately protect our intellectual property rights, including our proprietary technology and the intellectual property we license from third parties.
The Company takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release.
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Spheris Reports Second Quarter 2008 Results

August 12, 2008
SPHERIS INC.
Condensed Consolidated Statements of Operations
(Unaudited and Amounts in Thousands)

	Three Months ended June 30,		Six Months ended June 30,
	2008	2007	2008	2007
Net revenues	$47,055	$50,505	$96,325	$102,852

Operating expenses:
Direct costs of revenues (exclusive of depreciation and amortization below)	34,614	35,752	71,102	73,660
Marketing and selling expenses	566	1,314	1,876	2,569
General and administrative expenses	5,408	4,964	11,697	9,911
Depreciation and amortization	5,948	6,022	11,858	12,133

Total operating costs	46,536	48,052	96,533	98,273

Operating income (loss)	519	2,453	(208)	4,579

Interest expense, net of income	4,768	5,419	9,698	10,853
Other (income) expense	(736)	454	618	479

Net loss before income taxes	(3,513)	(3,420)	(10,524)	(6,753)

Benefit from income taxes	(1,645)	(1,582)	(3,833)	(2,766)

Net loss	$(1,868)	$(1,838)	$(6,691)	$(3,987)

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Spheris Reports Second Quarter 2008 Results

August 12, 2008
SPHERIS INC.
Condensed Consolidated Balance Sheets
(Amounts in Thousands)

	(Unaudited)
	June 30, 2008	December 31, 2007

Assets
Current assets
Unrestricted cash and cash equivalents	$7,087	$7,195
Restricted cash	309	309
Accounts receivable, net of allowance of $1,384 and $1,569, respectively	33,406	33,595
Deferred taxes	3,164	3,386
Prepaid expenses and other current assets	5,172	4,460

Total current assets	49,138	48,945

Property and equipment, net	13,432	12,747
Internal-use software, net	1,779	1,932
Customer contracts, net	5,980	13,968
Goodwill	218,841	218,841
Deferred taxes	3,997	—
Other noncurrent assets	3,780	3,689

Total assets	$296,947	$300,122

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$3,234	$4,237
Accrued wages and benefits	16,625	18,130
Current portion of long-term debt and lease obligations	482	35
Other current liabilities	3,857	4,324

Total current liabilities	24,198	26,726

Long-term debt and lease obligations, net of current portion	197,559	191,761
Deferred tax liabilities	—	92
Other long-term liabilities	4,787	4,857

Total liabilities	226,544	223,436

Commitments and contingencies

Common stock, $0.01 par value, 100 shares authorized, 10 shares issued and outstanding	—	—
Other comprehensive income	671	564
Contributed capital	111,459	111,158
Accumulated deficit	(41,727)	(35,036)

Total stockholders’ equity	70,403	76,686

Total liabilities and stockholders’ equity	$296,947	$300,122

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Spheris Reports Second Quarter 2008 Results

August 12, 2008
SPHERIS INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited and Amounts in Thousands)

	Six Months Ended June 30,
	2008	2007

Cash flows from operating activities:
Net loss	$(6,691)	$(3,987)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	11,858	12,133
Amortization of acquired technology	162	270
Deferred taxes	(3,867)	(3,058)
Change in fair value of derivative financial instruments	572	199
Amortization of debt discounts and issuance costs	415	446
Other non-cash items	325	215
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	189	533
Prepaid expenses and other current assets	(939)	(1,161)
Accounts payable	(1,003)	(818)
Accrued wages and benefits	(1,505)	817
Other current liabilities	(683)	361
Other noncurrent assets and liabilities	(231)	2,699

Net cash (used in) provided by operating activities	(1,398)	8,649

Cash flows from investing activities:
Purchases of property and equipment	(3,260)	(2,045)
Purchase and development of internal-use software	(524)	(295)

Net cash used in investing activities	(3,784)	(2,340)

Cash flows from financing activities:
Proceeds from debt	5,000	—
Payments on debt and lease obligations	(33)	(217)

Net cash provided by (used in) financing activities	4,967	(217)

Effect of exchange rate change on cash and cash equivalents	107	735

Net (decrease) increase in unrestricted cash and cash equivalents	(108)	6,827
Unrestricted cash and cash equivalents, at beginning of period	7,195	6,323

Unrestricted cash and cash equivalents, at end of period	$7,087	$13,150

Supplemental Schedule of Non-cash Investing and Financing Activities:

Purchases of property and equipment and internal-use software through lease obligations	$1,019	$—

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Spheris Reports Second Quarter 2008 Results

August 12, 2008
SPHERIS INC.
Supplemental Financial Information
(Unaudited and Amounts in Thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net loss	$(1,868)	$(1,838)	$(6,691)	$(3,987)
Depreciation and amortization	5,948	6,022	11,858	12,133
Interest expense, net of income	4,768	5,419	9,698	10,853
Other (income) expense	(736)	454	618	479
Benefit from income taxes	(1,645)	(1,582)	(3,833)	(2,766)

Adjusted EBITDA	$6,467	$8,475	$11,650	$16,712

Note to Supplemental Financial Information
The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, and other expense or income (including mark-to-market adjustments related to the Company’s derivative financial instruments). Adjusted EBITDA is a financial measure not computed in accordance with United States generally accepted accounting principles, or GAAP. The Company believes that this non-GAAP measure, when presented in conjunction with the comparable GAAP measure, is useful to both management and investors in analyzing the Company’s ongoing business and operating performance. The Company believes that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the Company’s financial results in the way management and the Company’s senior lenders view the Company’s operating results. Management believes Adjusted EBITDA is useful as a supplemental measure of the performance of the Company’s operations because it isolates the Company’s operating performance from the accounting impact of the Company’s financing strategies, tax provisions, and depreciation and amortization. Additionally, since Adjusted EBITDA is a significant component of certain financial covenants under the Company’s senior secured credit facility agreement, management believes Adjusted EBITDA is useful for investors to better assess the Company’s compliance with these financial covenants. Management believes Adjusted EBITDA should be considered in addition to, but not as a substitute for, items prepared in accordance with GAAP that are presented in this press release, as the items excluded in the presentation of Adjusted EBITDA are significant components in understanding and assessing financial performance. A reconciliation of Adjusted EBITDA to the nearest comparable GAAP financial measure is provided above. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.
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